                                                                      EXHIBIT 16


                                                                       MSF                                            MSF
     SEC Yield Calculation              MSF             MSF        Intermediate         MSF            MSF         Government
       December 31, 1998          Long Term Bond    Diversified      Term Bond     Equity Growth  Equity Income    Securities
-------------------------------   ---------------  -------------  ---------------  -------------  -------------  ---------------
             (a-b)                     625,295.00         115.93       296,098.10     (1,675.53)      29,278.86       205,043.38
               c                  8,545,015.32200  163,801.23600  5,225,768.39000  81,580.59400   770,516.43300  4,793,407.25200
               d                         14.17000       19.91000         11.33000      38.20000        25.95000         11.17000
             (c*d)                 121,082,867.11   3,261,282.61    59,207,955.86  3,116,378.69   19,994,901.44    53,542,359.00
          (a-b)/(c*d)                     0.00516        0.00004          0.00500      (0.00054)        0.00146          0.00383
       ((a-b)/(c*d) + 1)                  1.00516        1.00004          1.00500       0.99946         1.00146          1.00383
    ((a-b)/(c*d) + 1) /\6)                1.03139        1.00021          1.03038       0.99678         1.00882          1.02320
  (((a-b)/(c*d) + 1) /\6) - 1             0.03139        0.00021          0.03038      (0.00322)        0.00882          0.02320
2*((((a-b)/(c*d) + 1) /\6) - 1)           0.06278        0.00043          0.06077      (0.00644)        0.01764          0.04640
---------------------------------------------------------------------------------------------------------------------------------
               Yield Percentage          6.27759%       0.04266%         6.07671%     (0.64432%)       1.76362%         4.63969%



                     31 - December - 98

     Money Market SEC Effective Yield           MSF
     --------------------------------           ---
       Base Period Return                       0.0009420
             BPR + 1                            1.0009420
              365/7                            52.1428571
       (BPR + 1)/\(365/7)                       1.0503206
     ((BPR + 1)/\(365/7)) - 1                   0.0503206
--------------------------------------------------------------
      7 - day effective yield                  5.0320600%
      Regular 7 - day yield                    4.9118571%